UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2024

Arcosa, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware		1-38494	82-5339416
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

500 N. Akard Street, Suite 400
Dallas,	Texas		75201
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (972) 942-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	ACA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On March 8, 2024, CEMC Services, LLC (“Purchaser”), a Delaware limited liability company and wholly owned subsidiary of Arcosa, Inc. (“Arcosa”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with National Oilwell Varco, L.P., a Delaware limited partnership (the “Seller”) and, solely for the purposes of Section VI.3(c) (Confidentiality) and Section VI.12 (Buyer Guarantor), Arcosa. The Company (as defined below) is a leading supplier of highly engineered, premium concrete and steel poles for a broad range of infrastructure applications, including lighting, traffic, electric distribution, and small-cell telecom.
At the closing of the Transaction (as defined below), Purchaser would acquire from the Seller all of the issued and outstanding membership interests of Ameron Pole Products LLC, a Delaware limited liability company (the “Company,” and such transaction, the “Transaction”), for a cash purchase price of approximately $180 million subject to customary post-closing adjustments, upon the terms and subject to the conditions set forth in the Purchase Agreement. Arcosa expects to fund the $180 million purchase price with a combination of cash on-hand and borrowings available under its revolving credit facility.
The Transaction is expected to close in the second quarter of 2024 and is subject to customary closing conditions, including, among others, (i) the expiration or termination of applicable waiting periods or commitments under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) the absence of legal restraints preventing the consummation of the acquisition, (iii) the accuracy of the representations and warranties contained in the Purchase Agreement (subject to certain qualifications), and (iv) the performance by the parties of their respective obligations under the Purchase Agreement in all material respects. The Purchase Agreement contains certain standard termination rights for Purchaser and Seller including the right to terminate the Purchase Agreement if the Transaction has not been consummated within three months of the date of the Purchase Agreement subject to certain extensions in accordance with the terms of the Purchase Agreement. In addition, the Purchase Agreement includes customary representations, warranties, and covenants.
The foregoing description of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by the full text of the Purchase Agreement, which will be filed as an exhibit to Arcosa’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.
The Purchase Agreement will be included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Arcosa, Purchaser or any of their respective businesses, subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement (a) were made by the parties thereto only for purposes of that agreement and as of specific dates; (b) were made solely for the benefit of the parties to the Purchase Agreement; (c) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (d) may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and (e) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Arcosa, Purchaser or any of their respective businesses, subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Arcosa’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and Arcosa that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that are filed with the Securities and Exchange Commission.

Item 7.01    Regulation FD Disclosure.

On March 11, 2024, Arcosa issued a press release announcing that Purchaser had entered into the Purchase Agreement to acquire the Company. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

The Company has also updated its presentation materials that management intends to use from time to time in investor presentations about the Company’s operations and performance. The investor presentation is attached as Exhibit 99.2 to this report and is incorporated herein by reference. In addition, the investor presentation will be made available on www.arcosa.com.
The information in Item 7.01 of this report (including Exhibits 99.1 and 99.2) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act (the "Exchange Act"), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing. Additionally, the submission of this Item 7.01 is not an admission of the materiality of any information in this Item 7.01 that is required to be disclosed solely by Regulation FD.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Arcosa, Inc. Press Release dated March 11, 2024
99.2	Arcosa, Inc. Investor Presentation dated March 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcosa, Inc.
(Registrant)

March 11, 2024	By:	/s/ Gail M. Peck
Name: Gail M. Peck
Title: Chief Financial Officer